Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	For more information, contact: Joe A. Ewing, Vice President, Investor Relations 712/277-7305 jewing@terraindustries.com
Terra Industries Rejects CF Industries’ Latest Proposal
SIOUX CITY, IOWA (December 14, 2009)— Terra Industries Inc. (NYSE: TRA) today announced that its Board of Directors, after careful consideration, including receipt of advice of its independent financial and legal advisors, has unanimously rejected CF Industries Holdings, Inc.’s (NYSE: CF) latest proposal to acquire Terra for $29.25 per share in cash plus 0.1034 of a share of CF common stock per Terra share, because it continues to substantially undervalue Terra.
The Board considered, among other factors, that the fertilizer sector has strengthened significantly in recent months and moderate gas costs and the broader recovery among Terra’s agricultural and industrial customer base is expected to drive rising demand and improving margins for Terra’s upgraded nitrogen products. The Board believes the market consensus is shifting to reflect the brighter near-and long-term prospects for the entire sector, and that the latest improvement to CF’s bid does not fully reflect these brighter prospects. As an example of this recent re-rating of the fertilizer sector, the Board noted that the market-weighted average increase in stock prices of global fertilizer companies (excluding CF, Agrium Inc. and Terra)1 over the period from CF’s November 1 proposal to December 11 is 26%, and the market-weighted average increase for the unaffected pure-play nitrogen companies2 is 34%. These figures compare to an increase in the S&P 500 of 7% over the same period.
Terra’s Board will continue to consider any bona fide opportunity that creates meaningful value for all Terra shareholders.
Credit Suisse Securities (USA) LLC is serving as Terra’s financial advisor, and Cravath, Swaine & Moore LLP and Wachtell, Lipton Rosen & Katz are serving as legal counsel to Terra.
About Terra
Terra Industries Inc., with 2008 revenues of $2.9 billion, is a leading North American producer and marketer of nitrogen products.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-

[1]	Includes ICL, Incitec Pivot, Intrepid Potash, K+S, Mosaic, Potash Corp. and Yara.

[2]	Includes Incitec Pivot and Yara.
Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA

NEWS from Terra Industries Inc.	December 14, 2009
looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	risks related to potential acquisition transactions,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulation,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.
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Note:	Terra Industries’ news announcements are also available on its Web site, www.terraindustries.com.
Additional Contacts:
Matthew Sherman/Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
msherman@joelefrank.com/jmoser@joelefrank.com
Terra Industries Inc. ◆ 600 Fourth Street ◆ P.O. Box 6000 ◆ Sioux City, Iowa 51102-6000
www.terraindustries.com ◆ 712/277-1340 ◆ NYSE Ticker: TRA